UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2015

NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

4120 Southwest Freeway, Suite 150, Houston, Texas

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On July 30, 2015, Marsh Lane Surgical Hospital, LLC (“Marsh Lane”), a Texas limited liability company and wholly owned subsidiary of Nobilis Health Corp. (the “Company”), a British Columbia corporation, closed the purchase of certain assets (as more fully described below)(the “Acquisition”) pursuant to an asset purchase agreement (the “Purchase Agreement”) by and among Marsh Lane, the Company, Victory Parent Company, LLC, a Texas limited liability company (“VPC”), and Victory Medical Center Plano, LP, a Texas limited partnership (“Victory Plano”). The Acquisition was closed following the conclusion of bankruptcy proceedings in the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”) initiated by Victory Plano. On June 12, 2015, Victory Plano filed for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court. Following the Bankruptcy Court’s entry into the Sale Motion and Bidding Procedures Order, on July 29, 2015, the Bankruptcy Court entered into a Sale Order approving the terms and conditions of the Purchase Agreement and certain other financial arrangements as described below.

As consideration for the purchase of Victory Plano’s assets, Marsh Lane paid approximately $1.3 million in cash to be used by Victory Plano and VPC to cure and pay certain defaults under contracts assumed by Marsh Lane. The Purchaser also assumed Victory Plano’s indebtedness to LegacyTexas Bank (“Legacy”) in the amount of approximately $4.5 million. Marsh Lane also assumed Victory Plano’s capital equipment leases and its real estate lease.

The Purchase Agreement also contains customary representations, warranties, covenants and indemnities.

A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Purchase Agreement in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Legacy Loan Documents

Loan Agreement and Term Note

In connection with the Purchase Agreement, Marsh Lane (the “Borrower”) entered into a Loan Agreement (the “Loan Agreement”) dated as of July 30, 2015 with LegacyTexas Bank, successor to ViewPoint Bank, N.A. (“Legacy”). The principal amount of the term loan (the “Term Note”) pursuant to the Loan Agreement is $4.5 million, which bears interest on the outstanding principal amount thereof at an annual rate equal to the lesser of the Applicable Rate (4.00% per annum plus the applicable LIBOR Rate) and the maximum lawful rate permitted under Texas or federal law, whichever is higher. All outstanding principal on the Term Note under the Loan Agreement is due and payable on July 30, 2020.

The Loan Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements, inspection rights, and compliance with applicable laws and regulations. The Credit Agreement contains customary negative covenants limiting the ability of the Borrower to, among other things, grant liens, incur indebtedness, enter into transactions with affiliates, effect certain fundamental changes, make certain asset dispositions or prepay the obligations under the Loan Agreement unless certain conditions are met. The affirmative and negative covenants are subject to certain customary qualifications and carveouts. The Loan Agreement also contains two financial covenants that are tested beginning on June 30, 2016. The fixed charge coverage ratio of the Borrower may not exceed (i) 1.00 to 1.00 as of the fiscal quarter ending on June 30, 2016, (ii) 1.05 to 1.00 as of the fiscal quarters ending on September 30, 2016 and December 31, 2016 and (iii) 1.10 to 1.00 as of the fiscal quarter ending March 31, 2017 and thereafter. The second financial covenant requires the Borrower to test cash on hand commencing with the fiscal quarter ending June 30, 2016.

The Loan Agreement also contains customary events of default, including, among others, the failure by the Borrower to make a payment of principal or interest due under the Loan Agreement, the making of a materially false or misleading representation or warranty by the Borrower in the Loan Agreement and the failure by the Borrower to perform or observe any term or covenant in the Loan Agreement, subject to customary notice and cure provisions. Upon the occurrence of an event of default, and so long as such event of default is continuing, Legacy could declare the amounts outstanding under the Loan Agreement due and payable.

Copies of the Loan Agreement and the Term Note are attached as Exhibits 10.2 and 10.3 respectively to this Current Report on Form 8-K and are incorporated herein by reference herein. The description of the Loan Agreement and the Term Note in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Guaranty

In connection with the Purchase Agreement and the Loan Agreement, on July 30, 2015, the Company entered into a guaranty (the “Guaranty”) to guaranty the Borrower’s obligations under the Loan Agreement. Pursuant to the Guaranty, the Company irrevocably and unconditionally guaranteed the full and punctual payment and performance of all Loan Agreement obligations, in the manner and to the extent set forth in the Guaranty. The guaranty and payment of obligations under the Guaranty are expressly subordinated in the manner and extent set forth in the Subordination Agreement as described in the following subsection.

A copy of the Guaranty is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Guaranty in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Subordination Agreement

In connection with the Purchase Agreement and the Credit Agreement, on July 30, 2015, the Company entered into a subordination agreement (the “Subordination Agreement”) by and among the Company, Legacy, and General Electric Capital Corporation (“GE Capital”) pursuant to which the Company and Legacy covenanted and agreed that the payment of any and all of the Subordinated Debt (as defined in the Subordination Agreement) is subordinate and subject in right of payment to the prior full payment of the Senior Debt (as defined in the Subordination Agreement).

In the event of any Proceeding (as defined in the Subordination Agreement) involving the Company: (i) the Company is not permitted to make, and Legacy is not permitted to receive, any distribution as payment for any Subordinated Debt (as defined in the Subordination Agreement) before the Subordination Termination Date (as defined in the Subordination Agreement); and (ii) any distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Senior Creditor Agent until the Subordination Termination Date, and Legacy irrevocably authorizes, empowers and directs all debtors, debtors-in-possession, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and/or distributions to the Senior Creditor Agent (as defined the Subordination Agreement). Legacy also irrevocably authorizes the Senior Collateral Agent to demand, sue for, collect and receive every such payment or distribution in the name of GE Capital owing under the Subordinated Debt Documents (as defined in the Subordination Agreement).

Until the Senior Debt is paid in full, Legacy is not permitted to take any Enforcement Action (as defined in the Subordination Agreement) with respect to the Subordinated Debt without the prior written consent of Senior Creditor Agent.

A copy of the Subordination Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Subordination Agreement in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Amendment to GE Capital Credit Agreement

In connection with the Purchase Agreement and entry into the Legacy Loan Documents, Northstar Healthcare Acquisitions, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Company (“Northstar”), entered into the Second Amendment to Credit Agreement and Conditional Waiver, dated as of July 30, 2015, by and among the Northstar, General Electric Capital Corporation (“GE Capital”), and the other Credit Parties named therein, (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, amended certain covenants, definitions and other terms contained in the Credit Agreement to accommodate the transactions contemplated by Purchase Agreement and the entry into the Legacy Loan Documents, and GE Capital granted the Company additional time to incorporate into the Credit Agreement several new subsidiaries formed during the Company’s recent acquisitions and new service lines.

A copy of the Credit Agreement Amendment is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Credit Agreement Amendment in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included under the heading “Asset Purchase Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included under the heading “Loan Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement dated as of July 28, 2015, by and among Marsh Lane Surgical Hospital, LLC, Nobilis Health Corp., Victory Medical Center Plano, LP and Victory Parent Company, LLC

10.2	Loan Agreement dated as of July 30, 2015 between Marsh Lane Surgical Hospital, LLC and LegacyTexas Bank

10.3	Term Note dated July 30, 2015

10.4	Guaranty dated as of July 30, 2015 by Nobilis Health Corp.

10.5	Subordination Agreement dated as of July 30, 2015 by and between LegacyBank Texas, General Electric Capital Corporation, consented to and acknowledged by Nobilis Health Corp.

10.6	Second Amendment to Credit Agreement and Conditional Waiver dated as of July 30, 2015 among Northstar Healthcare Acquisitions, L.L.C., the other Credit Parties named therein and General Electric Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: August 4, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement dated as of July 28, 2015, by and among Marsh Lane Surgical Hospital, LLC, Nobilis Health Corp., Victory Medical Center Plano, LP and Victory Parent Company, LLC

10.2	Loan Agreement dated as of July 30, 2015 between Marsh Lane Surgical Hospital, LLC and LegacyTexas Bank

10.3	Term Note dated July 30, 2015

10.4	Guaranty dated as of July 30, 2015 by Nobilis Health Corp.

10.5	Subordination Agreement dated as of July 30, 2015 by and between LegacyBank Texas, General Electric Capital Corporation, consented to and acknowledged by Nobilis Health Corp.

10.6	Second Amendment to Credit Agreement and Conditional Waiver dated as of July 30, 2015 among Northstar Healthcare Acquisitions, L.L.C., the other Credit Parties named therein and General Electric Capital Corporation